INTEGER HOLDINGS CORPORATION 2026 OMNIBUS INCENTIVE PLAN
RSU AGREEMENT FOR U.S. PARTICIPANTS (PERFORMANCE-BASED VESTING)
The Participant has been granted an Award (the “Award”) of Performance-Based Restricted Stock Units (“PSUs”) pursuant to the Integer Holdings Corporation 2026 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), and this PSU Agreement (this “Agreement”), dated as indicated in Appendix A (the “Grant Date”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning set forth in the Plan.
1.Issuance of Shares. Each PSU shall represent the right to receive one Share upon the vesting of such PSU, as determined in accordance with and subject to the terms of this Agreement and the Plan. The target number of PSUs is set forth in Appendix A.
2.Vesting Date; Vesting Conditions; Holding Period.
(a)Subject to Section 3 and Section 4, the Award shall vest on the date the Committee certifies the Company’s achievement of the performance metrics set forth in Appendix A following the final date of the Performance Period (as defined in Appendix A), with such certification to occur on or between February 1 and March 10 next following the final date of the Performance Period as set forth on Appendix A (such certification date, the “Vesting Date”), and pursuant to the vesting conditions set forth herein and in Appendix A.
(b)Following the Vesting Date, the earned PSUs underlying this Award shall be fully vested and settled in Shares in accordance with Section 7. If the Shares are subject to any post-vesting holding period, such holding period shall be set forth in Appendix A.
3.Termination of Service.
(a)Voluntary Termination (Not Retirement). Except as set forth in Section 3(c), in the event of the Participant’s voluntary Termination of Service for any reason, any unvested PSUs and any unpaid Dividend Equivalents will be forfeited.
(b)Involuntary Termination. Except as set forth in Sections 3(c), 3(d), 3(e), or 3(f), in the event of the Participant’s involuntary Termination of Service other than for Cause or due to death or Disability:
(i)If the date of the Termination of Service occurs prior to the one-year anniversary of the Grant Date, any PSUs that are not vested as of the date of such Termination of Service, as well as any Dividend Equivalents that are not vested as of the date of such Termination of Service, will be forfeited.

(ii)If the date of the Termination of Services occurs on or following the one year anniversary of the Grant Date, any PSUs that are not vested as of the date of such Termination of Service, as well as any Dividend Equivalents that are not vested as of the date of such Termination of Service, will vest with respect to service-based requirements on the date of Termination of Service on a prorated basis based on the number of days elapsed from and including the Grant Date through and including the date of Termination of Service, divided by the number of days beginning on and including the Grant Date and ending on and excluding the three-year anniversary of the Grant Date (which denominator number, for avoidance of doubt, will generally be either 1095 or 1096 days unless awarded off cycle), with such number of PSUs to be determined by the Committee based on the Company’s performance-based vesting during the entire Performance Period with respect to the performance metrics set forth in Appendix A following the final date of the Performance Period and settled, after applying the proration calculation set forth in this section, after the Vesting Date in accordance with Section 7.
(c)Retirement Eligible Participant. In the event of the Participant’s voluntary or involuntary Termination of Service for any reason other than for Cause or due to death or Disability, and, at the time of such Termination of Service, the Participant is Retirement Eligible (as defined below), any PSUs that are not vested as of the date of such Termination of Service, as well as any Dividend Equivalents that are not vested as of the date of such Termination of Service, will vest with respect to service-based requirements on the date of Termination of Service on a prorated basis based on the number of days elapsed from and including the Grant Date through and including the date of Termination of Service, divided by the number of days beginning on and including the Grant Date and ending on and excluding the three-year anniversary of the Grant Date (which denominator number, for avoidance of doubt, will generally be either 1095 or 1096 days unless awarded off cycle), with such number of PSUs to be determined by the Committee based on the Company’s performance-based vesting during the entire Performance Period with respect to the performance metrics set forth in Appendix A following the final date of the Performance Period and settled, after applying the proration calculation set forth in this section after the Vesting Date in accordance with Section 7. For purposes of this Agreement, “Retirement Eligible” means the Participant’s Termination of Service with the Company (other than termination for Cause, or due to death or Disability) occurring on or after the date (i) the Participant has attained age 59 1⁄2 and (ii) the sum of the Participant’s age and length of service with the Company equals at least 69 1⁄2 years, in each case with such age and length of service determined based on days.
(d)Termination Due to Disability. In the event of the Participant’s Termination of Service due to Disability prior to the Vesting Date, any PSUs that are not vested as of the date of such Termination of Service, as well as any Dividend Equivalents that are not vested as of the date of such Termination of Service, will fully vest (not be pro-rated) with respect to service-based requirements on the date of Termination of Service with such number of PSUs to be determined by the Committee based on the

Company’s performance-based vesting during the entire Performance Period with respect to the performance metrics set forth in Appendix A following the final date of the Performance Period and settled after the Vesting Date in accordance with Section 7.
(e)Termination Due to Death. In the event of the Participant’s Termination of Service due to death prior to the final date of the Performance Period, any PSUs that are not vested as of the date of such Termination of Service, as well as any Dividend Equivalents that are not vested as of the date of such Termination of Service, will vest in full on the date of Termination of Service at the target level of performance set forth in Appendix A and will be settled as soon as reasonably practicable (and in no event later than 60 days) after the date of Termination of Service due to death. In the event of the Participant’s Termination of Service due to death on or after the final date of the Performance Period, any PSUs that are not vested as of the date of such Termination of Service, as well as any Dividend Equivalents that are not vested as of the date of such Termination of Service, will vest with respect to service-based requirements on the date of Termination of Service with such number of PSUs to be determined by the Committee based on the Company’s performance with respect to the performance metrics set forth in Appendix A following the final date of the Performance Period and will be settled as soon as reasonably practicable (and in no event later than 60 days) after the date of Termination of Service due to death.
(f)Termination For Cause. In the event of the Participant’s Termination of Service by the Company for Cause, any unvested PSUs and any unpaid Dividend Equivalents will be forfeited.
4.Change in Control. In the event of a Change in Control, the PSUs will be treated in accordance with Section 12(c) of the Plan as follows:
(a)If the provisions of Section 12(c)(i) of the Plan apply to the Award, upon the occurrence of the Participant’s Qualifying Termination (as defined under Section 12(c) of the Plan), any outstanding PSUs that are not vested as of the date of the Qualifying Termination, as well as any related Dividend Equivalents that are not vested as of the date of the Qualifying Termination, will vest with respect to service-based requirements on the date of the Qualifying Termination, with such number of PSUs to be determined by the Committee based on the Company’s performance-based vesting for the entire Performance Period with respect to the performance metrics set forth in Appendix A following the final date of the Performance Period and settled after the Vesting Date in accordance with Section 7.
(b)If the provisions of Section 12(c)(ii) of the Plan apply to the Award, any outstanding PSUs, as well as any related Dividend Equivalents, that are not already vested shall vest upon the Change in Control and the Company shall have a unilateral right to terminate this Agreement and distribute the PSUs and Dividend Equivalents on or as soon as reasonably practicable (and in no event later than 30 days) following the Change in Control, provided that, if the Award is subject to Section 409A of the Code, such termination will be pursuant to and in accordance with the requirements of Treasury Regulations 1.409A-3(j)(4)(ix)(B) or any successor provision.
5.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the PSUs unless and until the Participant becomes the record owner of the Shares underlying the PSUs.
6.Dividend Equivalents. If a dividend is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the PSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount equal to the dividend that the Participant would have received had the Shares underlying the PSUs been held by the Participant as of the record date for such dividend (a “Dividend Equivalent”). Such Dividend Equivalent (i) will be subject to the same vesting conditions under this Agreement as are applicable to the corresponding PSU granted under this Agreement and (ii) will be paid at the same time as the corresponding PSU granted under this Agreement as provided in Section 7 (except to the extent either Section 3(e) or Section 4(b) is applicable). For clarity, no Dividend Equivalent will be paid with respect to any PSUs that are forfeited.
7.Distribution of Shares. Except as provided otherwise in Section 3(e) (upon the death of the Participant) and Section 4(b) (upon the termination of the Award in conjunction with a Change in Control), and subject to the other provisions of this Agreement, the Company shall deliver to the Participant, as soon as reasonably practicable after the Vesting Date (but in all events within a payment window from February 1 to March 15 next following the final date of the Performance Period as set forth in Appendix A (the “Payment Window”)), one Share for each such PSU earned based on service-based and performance-based vesting. Upon the delivery of Shares, subject to any applicable holding period set forth in Appendix A, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy. For avoidance of doubt, any PSUs that vest pursuant to Section 3(e) on the date of the Participant’s Termination of Service due to death will be settled as soon as reasonably practicable (and in no event later than 60 days) after the date of Termination of Service due to death.
8.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents;

and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company, or its respective agents, at its discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; (ii) requiring the Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company; (iii) through a procedure whereby the Participant delivers irrevocable instructions to a broker designated by the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Shares issued on settlement of the Award by the number of Shares with an aggregate fair market value that equals the amount of the Tax-Related Items associated with such settlement; or (v) any other method of withholding determined by the Company and permitted by applicable law.
(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the settled Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
9.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.
10.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
11.Restrictive Covenant Agreement. As a condition to the Participant’s receipt of this grant of PSUs, the Participant acknowledges and agrees to and reaffirms all continuing obligations and duties the Participant has under any invention assignment, non-disclosure, non-competition, and/or non-solicitation agreement between the Participant and the Company, and any other obligations and duties which the Participant may have to: (a) safeguard the Company’s confidential information; (b) assign inventions to the Company; (c) avoid competing with the Company; or (d) avoid soliciting of the Company’s customers, suppliers, or employees. In addition to all such obligations and duties, the Participant further agrees to be bound by the obligations and duties set forth in Appendix B, Appendix C, or Appendix D hereto as applicable to the Participant based on the Participant’s state of residence. The RSUs granted to the Participant under this Award Agreement would not be granted to the Participant but for the Participant’s express agreement to and reaffirmation of such continuing obligations and duties, and this grant of RSUs shall constitute additional consideration for all such obligations and duties.
12.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
13.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Integer Holdings Corporation
Corporate Secretary, Integer Holdings Corporation 5830 Granite Parkway, Suite 1150, Plano, Texas 75024 Attention: General Counsel
If to the Participant, to the address of the Participant on file with the Company.
14.No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.

15.No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
16.Transfer of PSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant other than (a) by will or pursuant to the laws of descent and distribution or (b) by order of any court of competent jurisdiction, including with respect to any domestic relations order or divorce decree. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
17.Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
18.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
19.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given, and, if applicable, shall be in accordance with the requirements of Section 409A of the Code.
20.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
21.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective Beneficiaries, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective Beneficiaries, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
22.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
23.Governing Law; Venue. All matters arising out of or relating to this Agreement (other than Appendix B) and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. Appendix B shall be governed by Texas law, as described therein. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive venue of the courts of Collin County, Texas, or the federal courts for the United States for the Eastern District of Texas, and no other courts.
24.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the PSU pursuant to this Agreement.
25.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or Beneficiary without regard to whether specific reference to such legal representative or Beneficiary is contained in a particular provision of this Agreement.

Acceptance, Acknowledgment and Receipt

By accepting this Agreement, I, the Participant, hereby:

●acknowledge and confirm my consent to receive electronically this Agreement, the Plan and any other Plan documents or other related communications that the Company wishes or is required to deliver;
●acknowledge that a copy of the Plan and the related Plan documents were made available to me;

●agree that the electronic acceptance of this Agreement constitutes a legally binding acceptance of this Agreement, and that the electronic acceptance of this Agreement shall have the same force and effect as if this Agreement was physically signed; and
●agree to be bound by the terms of this Agreement, including any Appendices attached hereto, and the Plan.

I acknowledge and agree that, if I have not accepted this Agreement within 75 days following the Grant Date, this Award will be forfeited in its entirety and I will not receive any compensation with respect to this Award.
AGREED TO:

THE PARTICIPANT:		THE COMPANY:
[Electronic Signature]
Name:	[Participant Name]	By:
Date:	[Acceptance Date]	Date:	[Grant Date]

Appendix A
PARTICIPANT:    [Participant Name]

Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning set forth in the Integer Holdings Corporation 2026 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

The Participant has been granted an Award of PSUs (sometimes referred to in this Appendix A as the “Financial Incentive Awards”) under the Plan, subject to the terms and conditions of the Plan and the Agreement.

Date of Grant:    [Grant Date]

Grant Number:    [Client Grant ID]

Target Number of PSUs:    [Number of Awards Granted]

Vesting Schedule:    Subject to Section 3(e) with respect to an earlier Termination of Service due to death prior to the final date of the Performance Period, the PSUs under this Agreement will vest on the date the Committee certifies the Company’s achievement of the Performance Metrics (as described below) following the final date of the Performance Period, with such certification to occur on or between ____________ and ____________.

Payment Window:    ____________ – ____________ (with the specific payment date within the Payment Window to be determined by the Company following the Vesting Date).
Performance Period:    The “Performance Period” is the three-year period ending on ____________ .

Performance Metrics:

Post-Vesting Holding
Period Lapse Date:    ____________
A-10

Appendix B
Restrictive Covenant Agreement
(Applicable to U.S. participants in all states except CA, MA, MN, MT, and OK)
As a condition to the Participant’s receipt of this grant of RSUs, the Participant covenants and agrees to abide by the following restrictive covenants, which shall be in addition to, rather than in lieu of, any other obligations that the Participant may have under any other confidentiality, invention assignment, non-disclosure, non-competition, and/or non-solicitation agreement or similar agreement between the Participant and Integer Holdings Corporation (the “Company”). Capitalized terms not otherwise defined in this Appendix B have the meanings ascribed to them in the Plan and the Agreement.
1.Restrictive Covenants.
a.Participant Acknowledgement. The Participant recognizes that the Integer Companies have invested significant time and resources to train employees and develop the Confidential Information and to establish substantial relationships and goodwill with the Integer Companies’ current and prospective business relationships. The Participant acknowledges and agrees that the highly competitive nature of the Integer Companies’ business, the Participant’s key position with the Integer Companies, and the Confidential Information, company relationships, specialized training, and association with goodwill provided to the Participant during the Employment Period support and make necessary the reasonable promises from the Participant in this Section 1 and also support the Participant’s duty of loyalty and other fiduciary obligations to the Integer Companies under applicable state law.
b.Confidential Information. In the course of the Participant’s employment with the Integer Companies and the performance of the Participant’s duties on behalf of the Integer Companies, the Participant will be provided with, and will have access to, Confidential Information. Both during the Employment Period and thereafter, except as expressly permitted by this Agreement, the Participant shall not disclose any Confidential Information to any Person and shall not use any Confidential Information except for the benefit of the Integer Companies. The Participant acknowledges and agrees that the Participant would inevitably use and disclose Confidential Information in violation of this Section 1(b) if the Participant were to violate any of the covenants set forth in this Section 1. The Participant shall follow all policies and protocols of the Integer Companies regarding the security of all documents and other materials containing Confidential Information (regardless of the medium on which Confidential Information is stored). The Participant understands and acknowledges that the Participant’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Participant first having access to such Confidential Information and shall continue during and after the Employment Period until such time as such Confidential Information has become public knowledge other than as a result of the Participant’s breach of this Agreement or breach by those acting in concert with the Participant or on the Participant’s behalf.
c.Protected Activities. Notwithstanding the foregoing Section 1(b), nothing in this Agreement shall prohibit or restrict the Participant from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority (including, without limitation the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, or the Securities and Exchange Commission (the “SEC”)) regarding a possible violation of any law, (ii) responding to any inquiry or legal process directed to the Participant from any such governmental authority, (iii) testifying, participating or otherwise assisting in any action or proceeding by any such governmental authority relating to a possible violation of law, or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law, (B) is made to the individual’s attorney in relation to a lawsuit for retaliation against the individual for reporting a suspected violation of law, or (C) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal. Nothing in this Agreement requires the Participant to obtain prior authorization before engaging in any conduct described in this Section 1(c) or to notify the Integer Companies that the Participant has engaged in any such conduct. Further, nothing herein restricts the Participant’s ability to collect an award in connection with a report or disclosure to the SEC or any other governmental agency.
d.Restriction on Competitive Activity. As a key employee of the Integer Companies who will, by virtue of the Participant’s employment with the Integer Companies, have access to Confidential Information, the Participant recognizes that it would cause irreparable harm to the Integer Companies if the Participant were to provide services in employment or business that are unfairly competitive with the business of the Integer Companies. Accordingly, the Participant agrees that the Participant will not, and will not attempt to, at any time during the Employment Period and thereafter during the Restricted Period: (i) directly or indirectly invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of any Competing Business or (ii) be employed or engaged by, or otherwise associated with, any Competing Business. The foregoing notwithstanding: (A) if the Participant resides in New York and the Participant’s employment is terminated by the Integer Companies without Cause, then the restrictions in this Section 1(d) shall only apply during the Employment Period; (B) during the Restricted Period, (1) the Participant’s obligations under this Section 1(d) shall only restrict the Participant’s activities insomuch as Participant’s activities and/or the applicable business activities of the Competing Business (in either case, whether actual or planned) (x) occur at a physical location within the Restricted Territory or (y) are aimed or directed at, target, or reach into the Restricted Territory, regardless of the physical location from which such activities emanate, and (2) the Participant’s obligations under Section 1(d)(ii) shall not exclude Participant from any role for which there is no possible use of the Confidential Information to provide a business advantage to the Competing Business. Nothing in this Section 1(d) shall restrict Participant from owning up to five percent (5%) of any class of securities of any enterprise (but without otherwise participating in the management or activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.
e.Customer Non-Solicitation. The Participant agrees that, during the Employment Period and thereafter during the Restricted Period, the Participant will not, either directly or indirectly, alone or in conjunction with any other Person (other than the Integer Companies) (i) solicit or do business with any Restricted Customer for the benefit of a Competing Business or (ii) in any other manner attempt to influence, induce, or encourage any Restricted Customer to discontinue or change, in a manner adverse to the Integer Companies, its relationship or business with, or purchases or orders from, the Integer Companies, including by ceasing, not increasing, or decreasing the volume of business the Restricted Customer provides to the Integer Companies. During the Restricted Period, the Participant’s obligations under this Section 1(e) shall only apply to those Restricted Customers for whom the Participant had responsibility or involvement (directly or indirectly) and received Confidential Information about during the Look-Back Period.
f.Employee Non-Solicitation. The Participant agrees that, during the Employment Period and thereafter during the Restricted Period, the Participant will not, either directly or indirectly, alone or in conjunction with any other Person (other than the Integer Companies): (i) solicit, hire, retain or seek to hire or retain any Restricted Service Provider or (ii) in any other manner attempt to influence, induce, or encourage any such Restricted Service Provider to terminate, reduce or materially change in a manner adverse to the Integer Companies, such Restricted Service Provider’s employment or other business relationship with the Integer Companies. During the Restricted Period, the Participant’s obligations under this Section 1(d) shall only apply to those Restricted Service Providers for whom the Participant had responsibility or involvement (directly or indirectly) and received Confidential Information about during the Look-Back Period.
g.Request for Confirmation. The Company agrees that during the Restricted Period, on a case-by-case basis, it will consider a request by the Participant to confirm whether the Company considers a prospective new employer of the Participant (a “New Employer”) to be a Competing Business as of the date of the request. The foregoing shall not apply unless the Participant provides the Company with such written request in writing, including the name and address of New Employer and details about the prospective position to be held by the Participant at least 30 calendar days prior to commencing employment with New Employer. Further, upon request, the Company will confirm the geographic scope of the Restricted Territory as of the time of the request.
h.Tolling. Should the Participant violate any of the terms of the restrictive covenant obligations contained in this Section 1, the parties agree that a court of competent jurisdiction shall have the power to extend the obligation(s) at issue to run from the first date on which the Participant ceases to be in violation of such obligation(s).
i.Definitions. For purposes of this Appendix B, the following definitions apply.
i.“Cause” shall mean any reasonable basis for discharge of the Participant’s employment by the Integer Companies that is directly related to the Participant’s conduct, including the Participant’s conduct on the job or otherwise, job performance, and contract or employment record.
ii.“Company Business” means (A) the design, development, manufacture, assembly, sale and provision of medical devices in the cardio and vascular, neuromodulation, and cardiac rhythm management markets and/or (B) any other business activities engaged in by the Integer Companies during the Employment Period. However, Company Business shall not include any business activities for which the Participant had no responsibility, management or involvement and about which the Participant had no access to Confidential Information during the Look-Back Period.
iii.“Competing Business” means a Person (other than the Integer Companies) that engages in, or actively plans to engage in, any business and/or activities that are the same as, substantially similar to, or the functional equivalent of the Company Business and that competes, in whole or in part, with the Company Business.
iv.“Confidential Information” means any information pertaining to the business and operations of the Integer Companies that is not generally available to the public and that is used, developed or obtained by the Integer Companies in connection with its business, including, without limitation, any proprietary information; financial information and projections; business strategies; information about products or services; fees, costs and pricing information; designs, analysis, drawings, computer software, including operating systems, applications and program listings; ; accounting and business methods; inventions, devices, new developments, methods, and processes, whether patentable or unpatentable and whether or not reduced to practice; customers and clients and customer or client lists and preferences; employee information; copyrightable works; all technology and trade secrets; information regarding lines of business; and all similar and related information in whatever form.

v.“Employment Period” means the period during which the Participant is employed with or otherwise engaged by the Integer Companies.
vi.“Integer Companies” means the Company, its current subsidiaries, affiliates, and any additional corporation, partnership, limited liability company, joint venture or other business entity that becomes a subsidiary or affiliate of the Company during the Participant’s employment or engagement with the Company.
vii.“Look-Back Period” means the 12-month period immediately preceding the last day of the Employment Period.
viii.“Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.
ix.“Restricted Customer” means any Person who (A) is a customer or client of the Integer Companies (or was at any time during the Look-Back Period) or (B) was actively and materially contacted or solicited (directly or indirectly) by the Integer Companies for the purpose of becoming a customer or client of the Integer Companies.
x.“Restricted Period” means the period commencing on the last day of the Employment Period and continuing until the expiration of 12 months therefrom.
xi.“Restricted Service Provider” means any Person who is (or at any time during the Look-Back Period was) employed by or engaged to perform personal services as an independent contractor or consultant for the Integer Companies.
xii.“Restricted Territory” means any county, parish, borough or foreign equivalent, as applicable, within North America, South America, Europe, and/or the Asian Pacific (each, a “Geographic Area”) in which (i) the Integer Companies have, or had during the Look-Back Period, conducted business or written plans to conduct business; (ii) the Integer Companies have, or had during the Look-Back Period, customers or clients; and (iii) the Integer Companies have, or had during the Look-Back Period, an office or facility. However, Restricted Territory shall not include any Geographic Area in which the Participant had no responsibility, no management and no involvement and about which the Participant had no access to Confidential Information, in each case, at any time during the Look-Back Period.
2.Reasonableness of Limitations. The Participant represents and agrees that the restrictive covenants contained herein are reasonable in time, geography, and the scope of activities restricted and no broader than necessary for the protection of the Integer Companies’ legitimate business interests. Participant agrees that in the event that any such territorial, time, or other limitation is found to be unreasonable or overbroad by a court of competent jurisdiction, the Participant agrees (a) to the reduction of any said territorial, time, or other limitation, or all of them, to the maximum area, period or scope as such court may determine to be reasonable and (b) that all of the other provisions of this Appendix B shall remain valid, binding and in full force and effect. The Participant acknowledges and understands that the Participant’s promises in Section 1 restrict some of the Participant’s actions during and after employment with the Integer Companies but will not operate to impose an undue hardship upon the Participant and will not prevent the Participant from supporting themselves after separation of employment from the Integer Companies.
3.Consideration. The Participant acknowledges and agrees that they have or will receive sufficient consideration from the Integer Companies in exchange for and to justify the restrictions contained in Section 1, including, without limitation, receipt of the RSUs and access and the opportunity to develop the Integer Companies’ Confidential Information, valuable customer and client relationships, and goodwill.
4.Relief. The Participant acknowledges and agrees that a violation of the restrictions contained in Section 1 of this Appendix B would result in irreparable injury to the Integer Companies for which there would be no adequate remedy at law and, therefore, if the Participant violates, or attempts to violate, any of these restrictions, the Participant consents to any of the Integer Companies seeking an injunction or other equitable relief to prevent the Participant from such violation or attempted violation, in addition to, and not in lieu of, all other remedies available to the Integer Companies in equity or at law. Participant agrees that such injunctive relief may be granted without the requirement that the Integer Companies post a bond or any security (or where such a bond or security is required by law, Participant agrees that a bond of $1,000 shall be sufficient security to support any such injunctive relief).
5.Survival. All of the Participant’s obligations under this Appendix B will survive the termination of the Participant’s employment with the Integer Companies, regardless of the circumstances of or reason(s) for such termination.
6.Severability. If it is determined by any unit, department or agency of government having jurisdiction, whether federal, state or local, or by a court of competent jurisdiction that any portion of this Appendix B is invalid or unenforceable such determination shall not affect the validity or enforceability of the remainder of this Appendix B or any valid clause of an invalid portion of this Appendix B; and if a restriction provided for in this Appendix B is found by a court of competent jurisdiction to be unenforceable as written, the court shall revise the restriction so as to make it enforceable to protect the Integer Companies’ legitimate interest. In this regard, the parties expressly authorize the court to apply, create or modify time, scope or geographic restrictions as needed to make this Appendix B enforceable.
7.Governing Law; Venue. All matters arising out of or relating to this Appendix B, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to its principles of conflict of laws. The parties agree that any action, lawsuit or other proceedings relating to, arising out of, or to enforce this Appendix B shall be brought solely in the Texas state district courts for Collin County, Texas or, to the extent any such action is within the subject matter jurisdiction of the federal courts, in the United States District Court for the Eastern District of Texas, and, in each case, in the appellate courts having jurisdiction over such courts. The parties agree that such courts shall be the exclusive venue for any action, lawsuit or other proceedings relating to, arising out of or to enforce this Appendix B and hereby irrevocably consent to and waive any challenge to such courts’ exercise of personal jurisdiction over the parties or venue.
8.Participants in Florida. To the extent that Florida law is deemed to apply to this Appendix B, the Participant is hereby advised that the Participant has the right to consult an attorney prior to executing this Appendix B. The Participant shall have seven (7) days to review this Appendix B prior to signing, but the Participant is not required to take the full seven (7) days and may sign this Appendix B sooner if the Participant so chooses.

Appendix C
Non-Competition Covenant
(Applicable to participants in MA)
As a condition to the Participant’s receipt of this grant of RSUs, the Participant covenants and agrees to abide by the following Non-Competition covenant, which supersedes and replaces entirely any prior inconsistent Non-Competition covenant that the Participant may have under any invention assignment, non-disclosure, non-competition, and/or non-solicitation agreement or similar agreement between the Participant and the Company; provided, however, nothing herein shall prevent Participant from engaging in the practice of law. Capitalized terms not otherwise defined in the Plan have the meanings set forth in Section 1(e) of this Appendix C.
1.Non-Competition.
a.Restriction on Competitive Activity. As a key employee of the Company who will, by virtue of the Participant’s employment with the Company, have access to Confidential Information, the Participant recognizes that it would cause irreparable harm to the Integer Companies if the Participant were to engage in employment or business that is unfairly competitive with the business of the Integer Companies. Accordingly, the Participant agrees that during the Non-Compete Period, the Participant will not, either directly or indirectly, alone or in conjunction with any other person or entity (other than the Integer Companies), engage in any Prohibited Activity.
b.Prohibited Activity. The Participant acknowledges and agrees that the job duties the Participant performs for the Company affect the Integer Companies throughout their sales territory. Prohibited Activity also includes activity that may require or inevitably require disclosure of Confidential Information.
c.Request for Confirmation. The Company agrees that during the Non-Compete Period, on a case-by-case basis, it will consider a request by the Participant to confirm whether the Company considers a prospective new employer of the Participant’s (a “New Employer”) to be a “Direct Competitor” as of the date of the request. The foregoing shall not apply unless the Participant provides the Company with such written request in writing, including the name and address of New Employer, and details about the prospective position to be held by the Participant at least thirty (30) calendar days prior to commencing employment with New Employer.
d.Tolling. Should the Participant violate any of the terms of the restrictive covenant obligations contained in this Section 1, the obligation at issue will run from the first date on which the Participant ceases to be in violation of such obligation.
e.Definitions. For purposes of this Appendix C, the following definitions apply.

i.“Confidential Information” means any information pertaining to the business and operations of the Integer Companies that is not generally available to the public and that is used, developed, or obtained by any of the Integer Companies in connection with its business, including any proprietary information and (A) financial information and projections, (B) business strategies, (C) products or services, (D) fees, costs and pricing structures, (E) designs, (F) analysis, (G) drawings, photographs and reports, (H) computer software, including operating systems, applications and program listings, (I) flow charts, manuals and documentation, (J) data bases, (K) accounting and business methods, (L) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (M) patients, customers and clients and patient, customer or client lists, (N) copyrightable works, (O) all technology and trade secrets, (P) product categories or lines of business, and (Q) all similar and related information in whatever form.
ii.“Direct Competitor” means, with respect to each Restricted Product Category, a non-Integer Company entity or person (including an Associate or an entity owned in whole or in part by an Associate) that engages in a line of business that is the same as or similar to or which competes, in whole or in part, with such Restricted Product Category.
iii.“Integer Companies” means the Company, its current subsidiaries, affiliates and any additional corporation, partnership, limited liability company, joint venture or other business entity that becomes a subsidiary or affiliate of Integer in the future.
iv.“Non-Compete Period” means twelve consecutive months immediately following the date that the Participant’s employment with the Company terminated (1) with Cause, (2) pursuant to the Participant’s voluntary resignation (including retirement) or (3) or such shorter period as designated by the Company in writing in its sole discretion, during which time the Participant shall be entitled to any post-employment consideration which the Company determines, in its discretion, to pay to the Participant.
v.“Prohibited Activity” means performance of any duties that are:
1.substantially similar to or the same as those which the Participant performed in connection with the Participant’s employment with any Integer Company; and
2.either (A) directly or indirectly relating to or otherwise competitive with any Restricted Product Category products or lines of business; or (B) in any other capacity not limited by product category or line of business within the Integer Companies (e.g., associates who perform corporate functions); and

3.for or on behalf of either: (A) any Direct Competitor; or (B) any other person or entity that offers, or plans to offer, products or services that are competitive with the products or services provided by, or under development by, any of the Integer Companies.
In any case, an activity is not a Prohibited Activity unless it is performed anywhere in the sales territory of the Integer Companies.
vi.“Restricted Product Category” means any or all of the following product categories or lines of business within the Integer Companies to which the Participant provided services or support, or had access to Confidential Information, during the Participant’s employment: (1) Cardiac Rhythm Management and Neuromodulation; (2) Cardio & Vascular; (3) Power Solutions; or (4) Electrochem. For avoidance of doubt, associates whose work is not limited by product category or line of business, e.g. associates who perform corporate functions, shall be deemed to have provided services or support, or had access to Confidential Information during employment, relating to all product categories and lines of business within the Integer Companies.
2.Reasonableness of Limitations. The Participant represents and agrees that the restrictive covenants contained in herein are necessary for the protection of the Company’s legitimate business interests and are reasonable in scope and content; the territorial, time and other limitations of this Appendix C are reasonable and properly required for the adequate protection of the business and affairs of the Company, and, in the event that any such territorial, time or other limitation is found to be unreasonable by a court of competent jurisdiction, the Participant agrees (a) to the reduction of any said territorial, time or other limitation, or all of them, to the maximum area, period or scope as such court may determine to be reasonable and (b) that all of the other provisions of this Appendix C shall remain valid, binding and in full force and effect. The Participant has been advised of the Participant’s right to consult with legal counsel regarding this Appendix C and the restrictive covenants contained herein and have been afforded an adequate opportunity to do so. This Appendix C is effective ten (10) days after the Agreement, with Appendix C attached, has been provided to the Participant. The Participant has been advised of the Participant’s right to consult with legal counsel regarding this Appendix C and the restrictive covenants contained herein and have been afforded an adequate opportunity to do so.
3.Relief. The Participant acknowledges and agrees that a violation of the restrictions contained in Sections 1 of this Appendix C would result in irreparable injury to the Integer Companies for which there would be no adequate remedy at law and, therefore, if the Participant violates, or attempts to violate, any of these restrictions, the Participant consents to any of the Integer Companies’ seeking an injunction or other equitable relief to prevent the Participant from such violation or attempted violation, in addition to, and not in lieu of, all other remedies available to the Integer Companies in equity or at law.

4.Survival. All of the Participant’s obligations under this Appendix C will survive the termination of the Participant’s employment with the Company, regardless of the circumstances of or reason(s) for such termination.
5.Severability. If it is determined by any unit, department or agency of government having jurisdiction, whether federal, state or local, or by a court of competent jurisdiction, that any portion of this Appendix C is invalid, or unenforceable, such determination shall not affect the validity or enforceability of the remainder of this Appendix C or any valid clause of an invalid portion of this Appendix C; and if a restriction provided for in this Appendix C is found by a court of competent jurisdiction to be unenforceable as written, the court shall revise the restriction so as to make it enforceable to protect the Integer Company’s legitimate interest. In this regard, the parties expressly authorize the court to apply, create or modify time, scope or geographic restrictions as needed to make this Appendix C enforceable.

Appendix D
Restrictive Covenant Agreement
(Applicable to participants in CA, MN, MT, and OK)
No further restrictions apply to the Participant.

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